                                                                  EXHIBIT 12.1



               ENSCO INTERNATIONAL INCORPORATED AND SUBSIDIARIES
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                         (DOLLAR AMOUNTS IN THOUSANDS)


                                              SIX MONTHS ENDED
                                                 JUNE 30,                           YEAR ENDED DECEMBER 31,
                                            --------------------   ----------------------------------------------------------
                                              1997       1996        1996         1995        1994        1993        1992
                                            --------   --------    --------     --------    --------    --------    ---------
Earnings

Income (loss) from continuing operations
  before provision for income taxes         $145,097    $ 51,245    $142,680    $ 47,339    $ 40,321    $ 28,351    $(18,295)

Add:
  Interest on indebtedness and
    amortization of debt expense              10,427       8,431      20,539      16,564      13,377       9,917       4,465
    and premium
  Portion of rents representative of
    the interest factor                          527         424       1,029       1,009       1,073       1,208         942
                                            --------    --------    --------    --------    --------    --------    --------
      Earnings (losses) as adjusted         $156,051    $ 60,100    $164,248    $ 64,912    $ 54,771    $ 39,476    $(12,888)
                                            ========    ========    ========    ========    ========    ========    ========

Fixed Charges

  Interest on indebtedness and
    amortization of debt expense            $ 10,427    $  8,431    $ 20,539    $ 16,564    $ 13,377    $  9,917     $ 4,465
    and premium                                  619          --          --          --         731         735          --
  Capitalized interest
  Portion of rents representative of the
    interest factor                              527         424       1,029       1,009       1,073       1,208         942
                                            --------    --------    --------    --------    --------    --------    --------
    Fixed charges                           $ 11,573    $  8,855    $ 21,568    $ 17,573    $ 15,181    $ 11,860     $ 5,407
                                            ========    ========    ========    ========    ========    ========    ========
Preferred dividends on a pretax
  basis                                          --          --          --          --        2,355       5,390       3,839
     Fixed charges and preferred
        dividends combined                  $ 11,573    $  8,855    $ 21,568    $ 17,573    $ 17,536    $ 17,250    $  9,246
                                            ========    ========    ========    ========    ========    ========    ========

Ratio of earnings to fixed charges             13.48        6.79        7.62        3.69        3.61        3.33       (2.38)
                                            ========    ========    ========    ========    ========    ========    ========
Ratio of earnings to fixed charges and
  preferred dividends combined                 13.48        6.79        7.62        3.69        3.12        2.29       (1.39)
                                            ========    ========    ========    ========    ========    ========    ========
Amount by which earnings did not
  cover fixed charges                                                                                               $ 18,295
                                                                                                                    ========
Amount by which earnings did not
  cover fixed charges and
  preferred dividends combined                                                                                      $ 22,134
                                                                                                                    ========
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